EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our (i) report dated March 2, 2009 (June 11, 2009 as to footnote 15) relating to the financial statements and financial statement schedule of Lorillard, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”) included in the Current Report on Form 8-K of Lorillard, Inc. and subsidiaries filed on June 11, 2009; and (ii) our report dated March 2, 2009 on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Lorillard, Inc. and subsidiaries for the year ended December 31, 2008. We also agree to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
June 11, 2009